INCLUDES AMENDMENTS TO 2/98






                                   EXHIBIT 4.1



                    MARATHON ELECTRIC HOURLY 401(k) SAVINGS PLAN

                              Effective March 1, 1992

                     MARATHON ELECTRIC HOURLY 401(k) SAVINGS PLAN


                                 Table of Contents
                                 -----------------
                                                                     Page
                                                                     ----
ARTICLE I. DEFINED TERMS
     Section 1.01. Definitions

ARTICLE II. ELIGIBILITY
     Section 2.01. Eligibility
     Section 2.02. Participation
     Section 2.03. Inactive Status
     Section 2.04. Return to Active Status
     Section 2.05. Status of Leased Employees

ARTICLE III. CONTRIBUTIONS
     Section 3.01. Participant Contributions
     Section 3.02. Change in Amount of Participant Contributions
     Section 3.03. Suspension of Contributions
     Section 3.04. Employer Matching Contributions
     Section 3.05. Hardship Withdrawals
     Section 3.06. Withdrawals After Age Fifty-Nine and One-Half (59)
     Section 3.07. Non-Reversion of Employer Contributions
     Section 3.08. Rollover Contributions
     Section 3.09. Employer Additional Contributions

ARTICLE IV. ALLOCATIONS TO PARTICIPANT'S ACCOUNTS
     Section 4.01. Individual Accounts
     Section 4.02. Allocation of Income
     Section 4.03. Allocation of Employer Matching Contributions
     Section 4.04. Allocation of Participant Deposits
     Section 4.05. Allocation and Disposition of Forfeitures
     Section 4.06. Maximum Additions
     Section 4.07. Investment Election
     Section 4.08. Allocation of Employer Additional Contributions

ARTICLE V. BENEFITS
     Section 5.01. Retirement Benefits
     Section 5.02. Death Benefits
     Section 5.03. Disability Benefits
     Section 5.04. Severance Benefits
     Section 5.05. Payment of Benefits
     Section 5.06. Payments to Minors or Incompetents

     Section 5.07. Nonalienation of Benefits
     Section 5.08. Direct Rollovers

ARTICLE VI. ADMINISTRATION
     Section 6.01. Allocation of Responsibility Among Fiduciaries for Plan
                   and Trust Administration
     Section 6.02. Administrative Committee
     Section 6.03. Plan Administrator
     Section 6.04. Authority of Plan Administrator
     Section 6.05. Use of Professional Services
     Section 6.06. Fees and Expenses
     Section 6.07. Claims Procedure
     Section 6.08. Trustee's Responsibilities
     Section 6.09. Fiduciary Insurance and Indemnification
     Section 6.10. Agent for Service of Process
     Section 6.11. Allocation of Fiduciary Responsibility
     Section 6.12. Selection of Investment Managers
     Section 6.13. Liability for Breach of Co-Fiduciary
     Section 6.14. Communications

ARTICLE VII. RIGHTS RESERVED BY EMPLOYER
     Section 7.01. Employer's Interest in Plan
     Section 7.02. Amendment
     Section 7.03. Termination

ARTICLE VIII. SUCCESSOR EMPLOYER AND  MERGER OR CONSOLIDATION
              OF PLANS
     Section 8.01. Successor Employer
     Section 8.02. Merger or Transfer of Plan Assets
     Section 8.03. Adoption of Plan by Affiliate

ARTICLE IX. MISCELLANEOUS
     Section 9.01. Nonguarantee of Employment
     Section 9.02. Action by Company
     Section 9.03. Plan Binding on Successors
     Section 9.04. Construction
     Section 9.05. Titles
     Section 9.06. Form of Written Notice
     Section 9.07. Top-Heavy Restrictions
     Section 9.08. Prior Plans

                MARATHON ELECTRIC HOURLY 401(k) SAVINGS PLAN


          Marathon Electric Manufacturing Corporation, a Wisconsin corporation, hereby adopted the Marathon Electric West Plains and Lebanon Hourly 401(k) Savings Plan ("Plan") as of March 1, 1992 as a "cash or deferred" arrangement pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

          Effective Midnight, December 31, 1994, it was renamed the Marathon Electric Hourly 401(k) Savings Plan ("Plan") and the Marathon Electric Wausau Hourly 401(k) Savings Plan and the Marathon Electric - York 401(k) Savings Plan (with respect to employees on the hourly payroll) were merged into it.

                           ARTICLE I. DEFINED TERMS
                           ------------------------

          Section 1.01. Definitions.  As used in the Plan, the following terms
          --------------------------
shall have the meanings hereinafter set forth:

          (a) "Affiliate" shall mean any Employer and each other corporation or unincorporated business in a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group (within the meaning of Section 414(b), (c) or (m) of the Code) which includes an Employer.

           (b) "Beneficiary" shall mean a person or persons (natural or otherwise) or organization or organizations designated by a Member pursuant to Section 5.02 hereof to receive any death benefit which shall be payable under the Plan.

           (c)   "Board" shall mean the Board of Directors of the Company.

           (d) "Break in Service" shall mean a twelve consecutive month period, during which an Employee is credited with no Hours of Service,which begins on the Employee's Severance of Employment Date.

           (e) "Certified Leave of Absence" is any absence of any Employee from active service of an Affiliate which is not treated as a Termination of Employment. In granting a Certified Leave of Absence, all Employees in similar circumstances will be treated alike. Any Employee in the military service of the United States, whether as a volunteer or by induction, shall be deemed to have received a Certified Leave of Absence for such period as may be required by applicable state or federal law regarding veterans' reemployment rights.

            (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, and reference to a particular section shall also include any successor section or sections.

            (g) "Committee" shall mean the Marathon Electric Pension and Savings Plans Committee acting and appointed in accordance with the terms and conditions of Article VI.

            (h) "Company" shall mean Marathon Electric Manufacturing Corporation, a Wisconsin corporation.

            (i) "Compensation" shall mean a Member s base pay, shift differential, overtime, any Deposits hereunder and any salary reduction pursuant to Code Section 125, but shall exclude bonuses, gain sharing, income protection pay and all other extraordinary remuneration. The maximum annual compensation taken into account hereunder for purposes of calculating any Participant s accrued benefit (including the right to any optional benefit) and for all other purposes under the Plan shall be $150,000 (or such other amount permitted pursuant to Code Section 401(a)(17)). For purposes of calculating this maximum for any five percent (5%) owner or highly compensated employee who is in the group of ten (10) employees paid the greatest compensation during the year, pursuant to Code Section 414(q)(6), the compensation of a spouse or a lineal descendant under age 19 before the end of the Plan Year shall be treated as if paid to the employee.

           (j) "Deposits" shall mean amounts designated under the Plan by Participants pursuant to Article III which are contributed by the Employers in lieu of payment of an equal amount to the Participant as compensation. "Matched Deposits" are subject to certain matching by Employer contributions and "Unmatched Deposits" are not.

            (k) "Deposits Account" (hereinafter sometimes referred to collectively with the Member's Employer Contribution Account as "Accounts") shall mean the account maintained for a Member to record pre-tax contributions and adjustments thereto.

            (l)  "Effective Date"  shall mean March 1, 1992.

            (m)  "Employee"  shall mean any person employed by the Company:

                 (1) Who is compensated on an hourly basis or who is employed as a truck driver; and

                 (2) who is a resident or citizen of the United States of America; and

                 (3) who is not in a collective bargaining unit with which the Company has a bargaining agreement unless such agreement specifically provides that persons in such unit shall be covered by the Plan;

            (n)  "Employer"  shall mean the Company and any other
Affiliate that adopts the Plan in accordance with Section 8.03.

            (o) "Employer Contribution Account" (hereinafter sometimes referred to collectively with a Member's Deposits Account as "Accounts") shall be the account maintained for a Member and separated as necessary into subaccounts to record his share of Employer Matching Contributions pursuant to Section 3.04, forfeitures and adjustments thereto, and Employer Additional Contributions pursuant to Section 3.09 and adjustments thereto.

             (p) "ERISA" shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

             (q) "Fiscal Year" of the Plan and the Employers shall mean the twelve-month period beginning on January 1 and ending on December 31.

             (r) "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid or entitled to payment by an Affiliate (1) for the performance of duties during the applicable computation period, (2) on account of a period of time during which no duties are performed, or (3) as back pay, irrespective of mitigation of damages; and, for purposes of determining a Break in Service, shall include those normally scheduled working hours during which an Employee is on a Certified Leave of Absence. Hours of Service credited to an Employee for periods of time during which the Employee is directly or indirectly paid but performs no duties shall be credited in accordance with Department of Labor Regulations 29 C.F.R. Section 2530.200-2(b) and (c).

              (s) "Inactive Participant" shall mean a Member described in Section 2.03.

              (t) "Investment Fund" shall mean the investment funds described and provided for in Section 4.07.

              (u) "Member" shall mean a Participant or an Inactive Participant who has one or more Accounts that have not yet been fully distributed.

              (v) "Normal Retirement Date" shall mean a Member's sixty-fifth (65th) birthday.

              (w) "Participant" shall mean an Employee who is eligible to participate in the Plan and who is making Deposits in accordance with Section 3.01.

              (x) "Pay Period" shall mean that portion of the calendar year used by the Employers for the processing and payment of Compensation, but in no event shall any Pay Period exceed thirty-one days.

              (y) "Permanently Disabled" shall mean any physical or mental condition which renders a Member totally and permanently disabled, as evidenced by eligibility for and receipt of disability benefits under the federal Social Security Act.

              (z) "Plan" shall mean the Marathon Electric Hourly 401(k) Savings Plan set forth herein and which may be amended from time to time.

              (aa) " Plan Administrator" shall mean the individual selected by the Committee pursuant to Section 6.03.

              (bb) "Plan Year" shall mean the twelve-month period beginning on January 1 and ending on December 31.

              (cc) "Severance of Employment Date" shall mean the first to occur of (1) the date of the Member's Termination of Employment or (2) the date immediately following the last day of the first twelve-month period during which the Member has not been credited with at least one Hour of Service.

              (dd) "Termination of Employment" shall mean for any Employee the first to occur of the following:

                       (i)  his last day of active employment if he
                            becomes a member of the armed forces and fails to return within ninety (90) days of his discharge or separation from active duty, or if he re-enlists in the armed forces,

                        (ii) his last day of active employment if he does not return to work upon the expiration of a leave of absence,

                        (iii) the date he has been continuously laid-off commencing on or after March 1, 1992 for over twelve months, or

                        (iv) the date he resigns, retires, is discharged, or dies.

              (ee) "Trust" shall mean the Marathon Electric Master Pension Trust adopted effective January 1, 1982 and as may be amended and in effect from time to time, between the Company and the Trustee.

              (ff) "Trustee" shall mean Marshall & Ilsley Trust Company or any successor or successors thereto appointed by the Committee to hold and administer the Trust.

              (gg) "Valuation Date" shall mean the last day of each calendar quarter, or such more frequent dates as the Plan
Administrator may determine is administratively appropriate.

              (hh) "Vested" shall mean that a Member has a nonforfeitable right to a benefit based upon the balance of his Employer Matching Contribution subaccount, by meeting one of the following requirements:

                       (1)  The member has completed 36 months
               of participation in the Plan. Subject to the provisions of (A), (B) and (C), below, each Member shall be credited with one month of participation for each whole or partial calendar month during the period which begins on the date on which the Member first performed an Hour of Service after having become a Participant pursuant to Section 2.02 and ends on the Member's Severance of Employment Date.

                                 (A)   If a Member who has incurred a
                         Severance of Employment Date once again
                         becomes an Employee and performs at least one Hour of Service before the first anniversary of such Date, the Member shall, in addition to the months of participation credited under (1) above, be credited with one month of participation for each whole or partial calendar month which elapsed between the date of such Hour of Service and his Severance of Employment Date.

                                  (B)   An Employee who again becomes a
                         Member following a Break in Service and who had accrued thirty-six (36) months of participation prior to his Break in Service shall be credited with such months of participation upon becoming a Participant.

                                  (C)   An Employee who again becomes a
                         Member following a Break in Service and who had not accrued thirty-six (36) months of participation prior to his Break in Service shall be credited with his pre-break months of participation upon becoming a Participant if either (A) the period of Break in Service is less than the period of participation accrued prior to the first day of Break in Service or (B) the Break in Service did not extend for at least six
                         (6) consecutive years; otherwise, his vesting shall be determined only by his post-break participation.

                              (2)  The Member has completed 60 months
                    of service. For purposes of this paragraph (2), the following rules shall apply:

                                   A)   A "month of service" shall mean
                         each whole or partial calendar month during the period which begins on the later of (i) the Effective Date or (ii) the date on which the Member first performed an Hour of Service and ends on the Member's Severance of Employment Date; and

                                   B)   The rules outlined in (1)(A) through
                         (C) above shall apply but "sixty (60) months of Service" replaces "thirty-six (36) months of participation" and a rehired Member is credited with Service pursuant to such provisions, even if he is not an Employee or a Participant following his reemployment.

                            ARTICLE II.  ELIGIBILITY

          Section 2.01.  Eligibility.   (a)  Each Employee who was employed
          --------------------------
on February 29, 1992 shall be eligible to become a Participant as of the Effective Date. Each other Employee shall be eligible to become a Participant as of the first day of the first full Pay Period that begins on the date coincident with or immediately subsequent to the later of
(1) his attainment of age twenty-one (21) or (2) his completion of the qualifying period. Employees of Marathon Special Products Corporation who have satisfied the eligibility conditions as of September 1, 1994 shall be first eligible to become Participants hereunder as of the first full Pay Period on or after September 1, 1994.

          (b) The qualifying period shall be the twelve (12) month period commencing on the Employee's employment commencement date or any subsequent January 1 during which the Employee completes at least one thousand (1,000) Hours of Service. If earlier, an Employee represented by Local 1791, International Brotherhood of Electrical Workers, AFL-CIO, or by Local 446, Chauffeurs, Teamsters, Warehousemen and Helpers, shall complete the qualifying period upon completion of the probationary period under the collective bargaining agreement covering such Employees.

          Section 2.02.   Participation.  Subject to the provisions of
          -----------------------------
Sections 2.04 and 3.05, each eligible Employee shall become a Participant as of the first day of the first Pay Period in which he has (1) satisfied the eligibility requirements of Section 2.01 and (2) filed with the Plan Administrator an application and payroll deduction authorization form specifying a contribution level as provided for in Section 3.01; provided, however, that an Employee who does not elect to become a Participant prior to the first Pay Period in which he was eligible shall become a Participant as of the first Pay Period beginning on or after any first of the month next following the filing of applicable forms under (2) above.

          Section 2.03. Inactive Status.   A Participant shall become
          -----------------------------
an Inactive Participant upon the first to occur of the following:

          (a) Employment by an Affiliate in a classification other than as described in Section 1.01(m);

          (b)   A Termination of Employment;

          (c)   The effective date of any election filed under Section
                3.03; or

          (d) The date the Participant receives a distribution pursuant to Section 3.05.

          Section 2.04.  Return to Active Status.  (a)  An Inactive
          --------------------------------------
Participant described in Section 2.03(a) or (b) who is reemployed as an Employee shall become a Participant upon again filing with the Plan Administrator an application and payroll deduction authorization form.

               (b) An Inactive Participant described in Section 2.03(c) may once again become a Participant pursuant to Section 2.02 upon the expiration of the period described in Sections 3.03(c).

               (c) An Inactive Participant described in Section 2.03(d) may once again become a Participant pursuant to Section 2.02 upon the expiration of the period described in Section 3.05(b).

           Section 2.05. Status of Leased Employees.  A person who
           ----------------------------------------
is a "leased employee" within the meaning of Code Section 414(n) and
(o) shall not be eligible to participate in the Plan, but in the event such a person was participating or subsequently becomes eligible to participate herein, credit shall be given for the person's service as a leased employee toward completion of the Plan's eligibility and vesting requirements, including any service for a member of the controlled group or affiliated service group.

                          ARTICLE III.  CONTRIBUTIONS
                          ---------------------------

          Section 3.01.  Participation Contributions.  (a) Each Participant
          ------------------------------------------
shall select the rate of his Deposits, which may be any whole percentage of his Compensation to the maximum. Matched Deposits will be the percentage of Compensation inany Pay Period as indicated below, and any amount in excess for the Pay Period shall be Unmatched Deposits. The Participant's Compensation shall be reduced by the amount of his Deposits, and the Employer shall pay over the Deposits to the Trustee at such time or times as may be convenient to the Employer, but not later than the fifteenth day of the month following the month in which the deduction was made.

                  Employees Represented by Local 1791, IBEW
                  -----------------------------------------

             Maximum Deposits                     Matched Deposits
             ----------------                     ----------------
                   15%                                   4%


                 Employees Represented by Teamsters Local 662
                 --------------------------------------------

             Maximum Deposits                      Matched Deposits
             ----------------                      ----------------
                   10%                                    4%


                            Employees at West Plains
                            ------------------------

             Maximum Deposits                      Matched Deposits
             ----------------                      ----------------
                   10%                                    3%



                              Employees at Lebanon
                              --------------------

             Maximum Deposits                      Matched Deposits
             ----------------                      ----------------
                   10%                                    3%



                               Employees at Lima
                               -----------------

             Maximum Deposits                      Matched Deposits
             ----------------                      ----------------
                   10%                                    0%


                    Marathon Special Products Corporation
                    -------------------------------------

          Effective Date           Maximum         Matched Deposits
          --------------           -------         ----------------
          June 1, 1997               10%                 2.0%
          April 1, 1998              10%                 2.5%
          April 1, 1999              15%                 3.0%
          April 1, 2000              15%                 3.5%
          April 1, 2001              15%                 4.0%

               (b) All such deposits and any adjustments thereto shall be fully vested and nonforfeitable at all times and shall be distributed to the Participant in accordance with Sections 3.05, 3.06 or 5.05.

               Section 3.02.  Change in Amount of Participant Contributions.
               ------------------------------------------------------------
               (a) Upon notice to the Plan Administrator, no later than the 20th day of any month, each Participant may change the amount of Deposits as of the first Pay Period which begins on or after the first of the month coincident with or next subsequent to the date such election is received by the Plan Administrator.

               (b) No Participant shall contribute Deposits in excess of $7,000 in any calendar year (or such higher amount permitted pursuant to Code Section 402(g)) less the amount of any elective deferrals under all other plans, contracts or arrangements maintained by the Affiliates. In addition, the Plan is subject to the limitations of Code Section 401(k) which are incorporated herein by this reference. Accordingly, the actual deferral percentage for highly compensated employees as defined in Code Section 414(q) shall not exceed the greater of:

          (i) the actual deferral percentage of the nonhighly compensated employees multiplied by 1.25, or

          (ii) the lesser of (A) the actual deferral percentage of the nonhighly compensated employees plus two percentage points, or (B) the actual deferral percentage of the nonhighly compensated employees multiplied by 2.0, subject to such other applicable limit as may be prescribed by the Secretary of the Treasury to prevent the multiple use of this alternative limitation. In order to ensure the favorable tax treatment of Deposits hereunder pursuant to Code Section 401(k) or to ensure compliance with Code Section 402(g) or 415, the Plan Administrator in its discretion may prospectively decrease the rate of Deposits of any Participant at any time and, to the extent permitted by applicable regulations, may direct the Trustee to refund Deposits to any Participant. Any excess contributions, determined
(i) after application of the family aggregation rules and use of qualified nonelective and/or qualified matching contributions as helpful in the actual deferral percentage test, and (ii) by leveling the highest deferral ratios until the test is satisfied, and excess Deposits shall be distributed with applicable income. In addition, any applicable Employer Matching Contributions shall be forfeited. The amount of a required distribution of excess contributions shall be reduced in whole or in part by a prior distribution of excess deferrals for the applicable period and vice versa. Such distributions shall be made during the Plan Year following the year the excess contributions were made, and the amount shall be determined based on the respective portions attributable to each highly compensated employee. Notwithstanding the above, nonelective and/or matching contributions may be used in the actual deferral percentage test as qualified nonelective and/or qualified matching contributions, respectively, only if such contributions are fully vested when made and subject to the distribution restrictions applicable to Deposits under this Plan. The foregoing limitations shall be applied separately to each group of Employees who are covered by a collective bargaining agreement.

               (c) A Participant may give timely notice to the Committee that the total of his elective deferrals (within the meaning of Code
Section 402(g)(3)) for his taxable year exceeded the limit described in such Code Section for his taxable year and of the amount of such excess attributable to the Plan. A Participant is deemed to notify the Plan Administrator of any excess deferrals that arise by taking into account only those deferrals made to this Plan and any other plans of an Employer. In such event, the Plan Administrator may direct that such excess, together with any income attributable to such excess, shall be distributed to the Participant on or before the first April 15 following the end of the Participant's taxable year. The foregoing limitations shall be applied separately to each group of Employees who are covered by a collective bargaining agreement.

          Section 3.03.   Suspension of Contributions.  Each Participant
          -------------------------------------------
shall be permitted to revoke any Deposit authorization pursuant to
Section 2.02 upon written notice to the Plan Administrator; provided, however, that:

          (a) Not more than one such revocation shall be effective in any Plan Year;

          (b) The effective date of any such revocation shall be the first day of the first Pay Period which begins on the date coincident with or next subsequent to the date revocation is received by the Plan Administrator; and

          (c) The Employee shall be deemed ineligible to become a Participant for a period which begins on the effective date of such revocation and ends on the first day of the first Pay Period which begins not less than six (6) months from the effective date of such revocation.

          Section 3.04.  Employer Matching Contributions.  (a)  Each Plan
          ----------------------------------------------
Year, each Employer shall make a contribution to the Plan of the amount indicated below for each one dollar ($1.00) of Matched Deposits pursuant to Section 3.01(a) contributed during the Plan Year by its Participants:

                   Employees Represented by Local 1791, IBEW
                   -----------------------------------------
              Current Rate                       $.50 (fifty cents)


                  Employees Represented by Teamsters Local 662
                  --------------------------------------------
              Current Rate                        $.25 (twenty-five cents)
       Rate Effective June 1, 1999                   $.50 (fifty cents)


                           Employees at West Plains
                           ------------------------
              Current Rate                           $.50 (fifty cents)


                            Employees at Lebanon
                            --------------------
              Current Rate                           .50 (fifty cents)


                             Employees at Lima
                             -----------------
              Current Rate                          $.00 (zero cents)


                   Employees at Marathon Special Products
                   --------------------------------------

              Current Rate                        Twenty-five cents ($.25)

      Rate Effective April 1, 1998                Twenty-five cents ($.25)

      Rate Effective April 1, 1999                Thirty cents ($.30)

      Rate Effective April 1, 2000                Thirty cents ($.30)

      Rate Effective April 1, 2001                Thirty-five cents ($.35)

               (b) Employer Matching Contributions for each Pay Period shall be paid to the Trustee for deposit in the Trust on or before the fifteenth day of the month following the month in which each such Pay
Period ends.
               (c) Notwithstanding anything herein to the contrary, the Plan is subject to the limitations of Code Section 401(m) which are incorporated herein by this reference. Accordingly, the actual contribution percentage of Employer Matching Contributions for highly compensated employees as defined in Code Section 414(q) shall not exceed the greater of:

                        (i) the actual contribution percentage of the nonhighly compensated employees multiplied by 1.25, or

                        (ii) the lesser of (A) the actual contribution percentage of the nonhighly compensated employees plus two percentage points, or
                              (B) the actual contribution percentage of the nonhighly compensated employees multiplied by 2.0,

subject to such other applicable limit as may be prescribed by the Secretary of the Treasury to prevent the multiple use of this alternative limitation. In order to ensure compliance with Code Section 401(m) or 415, any excess aggregate contributions, determined (i) after application of the family aggregation rules and use of qualified nonelective and/or qualified matching contributions as helpful in the actual contribution percentage test, and (ii) by leveling the highest contribution ratios until the test is satisfied, shall be distributed, to the extent vested, and forfeited, to the extent forfeitable, with applicable income. Such distributions shall be made during the Plan Year following the year the excess aggregate contributions were made, and the amount shall be determined based on the respective portions attributable to each highly compensated employee. Notwithstanding the above, nonelective and/or matching contributions may be used in the actual contribution percentage test as qualified nonelective and/or qualified matching contributions, respectively, only if such contributions are fully vested when made and subject to the distribution restrictions applicable to Deposits under this Plan.


          Section 3.05.   Hardship Withdrawals.  (a)  In the event a
          ------------------------------------
Member makes a showing of financial hardship, such Member may withdraw all or a portion of his vested Accounts (excluding earnings allocated to his Deposits Account and amounts attributable to Employer Additional Contributions and earnings thereon, if any) pursuant to such rules as the Plan Administrator may establish. For purposes of this Section, a withdrawal shall be deemed to be on account of a financial hardship if the distribution is for:

               (i)   unreimbursed medical expenses described in Code
                     Section 213(d) previously incurred by the Member, the Member's spouse or any dependents of the Member (as defined in Code Section 152) or necessary for such individuals to obtain medical care described in Code Section 213(d);

               (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member;

               (iii) payment of tuition and related educational fees for
                     the next twelve (12) months or quarter of post-secondary education for the Member or the Member's spouse or dependents; or

               (iv) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence.

          (b) The hardship withdrawal (i) shall be limited to the amount of the financial hardship, including any amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the withdrawal and
(ii) shall be made only after the Member takes all permitted loans and distributions hereunder and pursuant to any other plan maintained by the Employers. Any Member who makes a withdrawal under this Section shall have his Deposits and any other elective contributions or employee contributions under this Plan or any other plan of deferred compensation maintained by the Employer (both qualified and nonqualified) automatically suspended for a period of twelve (12) months following such withdrawal.
The amount which such a Member may contribute as Deposits for the calendar year following such withdrawal shall not exceed the amount described in
Section 402(g) for such year, reduced by the amount of such Member's actual Deposits for the calendar year in which the withdrawal occurred.

          (c) The Member must file a written election with the Plan Administrator specifying the amount to be withdrawn. For purposes of determining the amount available for withdrawal, the Member's Account shall be valued as of the Valuation Date coincident with or immediately preceding the date on which such election is received by the Plan Administrator; provided, however, that the Member's Account shall be reduced by any distribution made to the Member between such Valuation
Date and the date an election is received under this Section. In any event, the Member's Account shall be valued as of the Valuation Date following the date the election is received, if the Plan Administrator determines that use of such later Valuation Date is in the best interest of all Participants. Distribution of withdrawn amounts shall be made by the Trustee as soon as administratively feasible, but generally no later than forty-five (45) days subsequent to such Valuation Date. If less than all of a Member Accounts is to be withdrawn, the Trustee shall, to the extent possible, make all distributions on a pro rata basis from the Investment Funds in which such Accounts are then invested. All such distributions shall be made first from the Member's Employer Contribution Account (including the income thereon) and then from his Deposits Account (excluding earnings thereon).
Not more than one withdrawal election shall be effective in any Plan Year.

          Section 3.06.   Withdrawals After Age Fifty-Nine and One-Half (59).
          ------------------------------------------------------------------
Prior to his Termination of Employment, a Member shall be permitted to withdraw all or a portion of his Deposits Account pursuant to such rules as the Plan Administrator may establish. The Member must file a written election with the Plan Administrator specifying the amount to be withdrawn. For purposes of determining the amount available for withdrawal, the Member's Account shall be valued as of the Valuation Date coincident with or next following the date on which such election is received by the Plan Administrator. Distribution of withdrawn amounts shall be made by the Trustee as soon as administratively feasible, but generally no later than forty-five (45) days subsequent to such Valuation Date. If less than all of a Member's Deposit Account is to be withdrawn, the Trustee shall, to the extent possible, make all distributions on a pro rata basis from the Investment Funds in which such Account is then invested.
Not more than one withdrawal election shall be effective in any Plan Year.

          Section 3.07.   Non-Reversion of Employer Contributions.
          -------------------------------------------------------
(a) Subject to the provisions of paragraphs (b) and (c) below, contributions to the Plan shall not inure to the benefit of the Employers and shall be held for the exclusive benefit of the Members and Beneficiaries hereunder.

          (b) Adoption of the Plan and Trust are expressly conditioned on qualification as a tax-qualified plan and trust under Sections 401(a) and 501(a) of the Code, respectively. In the event that the Plan and Trust shall fail to qualify as a tax-qualified Plan and Trust, all contributions made by the Employers and Members to such date shall be returned to the Employers and the Members, respectively, by the Trustee. Upon the return of all such contributions, the Plan shall terminate and the Employers and any and all other fiduciaries shall be discharged from all obligations under this instrument.

          (c) Contributions made by an Employer by a mistake of fact shall revert to the Employer if such return is made within one year after the payment of such mistaken contribution. Employer contributions hereunder are expressly conditioned upon their deductibility under Code
Section 404. To the extent that a contribution is disallowed as a deduction to an Employer, such contribution shall revert to the Employer if such return is made within one year of the disallowance of the deduction.

          Section 3.08.   Rollover Contributions.   The Plan Administrator
          --------------------------------------
may, in his discretion, direct the Trustee to accept benefits (in the form of cash) of any Member arising out of his participation in an employee pension benefit plan maintained by a former employer of such person as a qualified plan under Section 401 or 403 of the Code to the extent that such benefits constitute a qualifying rollover distribution under Section 402(a)(5) of the Code or the proceeds from a rollover individual retirement account under Section 408(d)(3) of the Code.
In no event shall amounts representing (i) nondeductible employee contributions, (ii) partial distributions from qualified plans (as defined in Section 402(a)(5)(D) of the Code, or (iii) direct transfers from any qualified plan subject to the joint and survivor annuity rules of Section 401(a)(11) of the Code be transferred to this Plan pursuant to this Section. For investment purposes, the Trustee shall commingle the transferred benefits with the Member's Deposits Account. Any amount so transferred shall be treated for all purposes of the Plan as fully vested and shall be given special designation by the Trustee in order to provide for the proper administration of the Plan.

          Section 3.09.   Employer Additional Contributions.  (a)  An
          -------------------------------------------------
Employee employed at the Lima, Ohio location on January 1, 1998 (and who has completed the probationary period by such date) shall receive an allocation of $1,000 to his Employer Additional Contributions subaccount as of such date.
          (b) An Employee employed at the Lima, Ohio location who is employed on January 1 of a Plan Year starting with January 1, 1999, and ending with January 1, 2002, shall receive an allocation of $1,000 to his Employer Additional Contributions subaccount as of that January 1 if such Employee completed 12 full months of service during the preceding year. If such Employee did not complete 12 full months of service during the preceding year, such Employee shall receive an allocation to his Employer Additional Contributions subaccount as follows:

               One full month of service:      $ 83.33
               Two full months of service      $166.67
               Three full months of service:   $250.00
               Four full months of service:    $333.33
               Five full months of service:    $416.67
               Six full months of service:     $500.00
               Seven full months of service:   $583.33
               Eight full months of service:   $666.67
               Nine full months of service:    $750.00
               Ten full months of service:     $833.33
               Eleven full months of service:  $916.67

            ARTICLE IV.  ALLOCATIONS TO PARTICIPANT'S ACCOUNTS
            --------------------------------------------------

          Section 4.01.   Individual Accounts.  The Plan Administrator
          -----------------------------------
shall direct the Trustee to create and maintain adequate records of the interest in the Plan of each Member and Beneficiary. Such records shall be in the form of an Employer Contributions Account (including subaccounts for Employer Matching Contributions and Employer Additional Contributions as necessary) and a Deposits Account and credits and charges shall be made to such Accounts (and subaccounts) in the manner herein described. The maintenance of individual Accounts is for accounting purposes only and an allocation of the assets held in the Trust to each Account shall not be required. Distribution and withdrawals made from an Account shall be charged to the Account as of the date paid.

          Section 4.02.   Allocation of Income.  As of each Valuation
          ------------------------------------
Date, the Trustee shall value each Investment Fund under Section 4.07(e) hereof and proportionately adjust each Participant's account invested in such Fund to reflect the effect of income received, any change in fair market value (whether realized or unrealized), expenses and all other transactions during the calendar quarter, respecting such Fund. Such valuation and adjustment shall be accomplished by recognizing the beginning balances, any distributions, any participant loans, Participant Deposits, rollovers and Employer Contributions.

          Section 4.03.   Allocation of Employer Matching Contributions.
          -------------------------------------------------------------
Contributions made by an Employer pursuant to Section 3.04 shall be allocated to each Participant's Employer Matching Contributions subaccount in accordance with the amounts set forth therein.

          Section 4.04.   Allocation of Participant Deposits.  Deposits
          --------------------------------------------------
made by Participants shall be allocated to each Member's Deposits Account in accordance with the Member's election as an administratively reasonable date following receipt by the Trustee.

          Section 4.05.   Allocation and Disposition of Forfeitures.  Upon
          ---------------------------------------------------------
Termination of Employment, the nonvested portion of a Member's Employer Contribution Account shall remain in such Account and shall continue to share in allocations under Section 4.02 until such Member incurs six (6) consecutive years of Break in Service, whereupon such portion shall be forfeited and allocated to the Employer Contribution Accounts of eligible Members as of the last day of the Plan Year in which occurs the Member's sixth consecutive year of Break in Service. Amounts which become available for redistribution during a Plan Year pursuant to this Section shall be allocated and credited, as of the last day of such Plan Year, to the Employer Matching Contribution Accounts of
Members eligible under Section 4.03 based on the ratio that each such Member's Deposits for such Plan Year bear to the total Deposits made by all eligible Members during such Plan Year. Notwithstanding the foregoing, if a Member receives a distribution of his entire vested interest in his Accounts, the nonvested portion of such Member's Employer Contribution Account shall be forfeited; provided, however, that if such Member is reemployed prior to incurring six (6) consecutive years of Break in Service, any forfeited amounts shall be reinstated from current forfeitures or, if necessary, from a special Employer Contribution.
Any amounts that are reinstated pursuant to this Section 4.05 shall continue to vest according to the rules of Section 1.01(hh). A Member whose entire vested interest in his Account has been distributed or who has no vested interest shall be deemed cashed out of the Plan.

          Section 4.06    Maximum Additions.  (a)  Notwithstanding the
          ---------------------------------
other provisions of this Plan, annual additions to the account of any Member for a Plan Year shall not exceed the lesser of:

               (i) thirty thousand dollars ($30,000) as adjusted pursuant to Section 415(c)(1) (A) and (d)(1) of the Code; or

               (ii) twenty-five percent (25%) of the Member's total
                    compensation (as defined in Section 415(c) of the Code) for such Plan Year.

The term "annual additions" as used in this subsection shall mean the amount of the Employer's contributions and forfeitures for the Plan Year allocated to the account of the Member, plus the Participant's Deposits for the Plan Year (excluding those Deposits distributed pursuant to Section 3.02(c)).

          (b) If a Member also participates in another qualified defined contribution plan maintained by the Employer, then the sum of his annual additions (as defined in subsection (c) of Section 415 of the Code) under this Plan and under such other plan shall not exceed the limitations described in subsection (a) of this Section. Further, if a Member also participates in a defined benefit pension plan maintained by the Employer, the sum of (i) and (ii) below shall not exceed one (1.0):

               (i) the sum of the projected annual benefits of the Member under all qualified defined benefit plans of the Employer determined as of any December 31, divided by the lesser of (A) the product of 1.4 times the maximum benefit allowable under Section 415 (b)(1)(B) of the Code for such year, or
                    (B) the product of 1.25 times the dollar limitation in effect for such year under Section 415 (b)(1)(A) of the Code, plus

               (ii) the sum of all annual additions to the Member's
                    accounts under this Plan and all other defined contribution plans maintained by the Employer, as of such December 31, divided by the sum of the lesser of the following amounts for such year and each prior year of service with the
                    Employer: (A) the product of 1.4 times the maximum annual additions allowable for such year under Section 415(c)(1)(B) of the Code, as applicable, or (B) the product of 1.25 times the dollar limitation in effect for such year under
                    Section 415(c)(1)(A) of the Code.

          (c) In the event that either of the rules set forth in subsection (a) and (b) of this Section would otherwise be violated after all adjustments in accrued benefits provided for in any defined benefit pension plan of the Employer, there shall be deducted from such Member's account and returned to the Member such portion of his own contributions for the Plan Year together with the earnings thereon, as shall be necessary to satisfy such requirement. If the requirements are still not satisfied then, there shall be deducted from the Member's account and reallocated to other eligible Member's accounts in the manner described in Section 4.03, such amount as may be necessary to satisfy both of such rules; provided that if such reallocation to the accounts of other Members is not possible as the result of the application of this Section, then the reallocable amounts shall be credited to a suspense account subject to the following conditions:
(i) amounts in the suspense account shall be allocated at such time, including termination of the Plan or complete discontinuance of Employer contributions, as the foregoing limitations permit, (ii) no investment gains or losses shall be allocated to the suspense account, (iii) no further Employer contributions shall be permitted until the foregoing limitations permit their allocation to Members' accounts, and (iv) upon termination of the Plan any unallocable amounts in the suspense account shall revert to the Employer.

          (d) Notwithstanding anything in Subsection 4.06(c) to the contrary, if a contribution under Section 3.09 results in a violation of Code Section 415 for any year for a particular Member (after refund of the Member's Deposits for the year), any amount in excess of the maximum which may be contributed under Code Section 415 shall be carried forward and allocated in the following year in accordance with Section 3.04 or
Section 3.09 and reducing the Employer Contribution that would otherwise be required in that year. Such amount, less withholding, shall be paid to the Member by the Company in cash.

          Section 4.07.  Investment Election.  (a)  Each Member shall, on
          ----------------------------------
or before the date he first becomes a Participant, file a written election with the Plan Administrator specifying, in increments of ten percent (10%), the Investment Fund or Funds in which all contributions to his Accounts shall be invested.

          (b) Not more frequently than every thirty days, each Member may elect, in 10% increments, to change his investment election as to the Investment Fund or Funds in which the balance of his Accounts shall be invested. Such election shall be made in such manner and pursuant to such rules as the Plan Administrator may establish. A Member's election shall remain in effect until changed. The Committee is hereby authorized to further modify the timing and method of investment election changes pursuant to rules of uniform application.

          (c) In addition to all other authority and power conferred on the Plan Administrator to administer and interpret the provisions of the

Plan, the Plan Administrator shall have the specific authority to establish rules and regulations which govern the rights of Members to make the elections herein described and the procedures, including the determination of the validity of any election, to be followed in the administration of this Section 4.07.

          (d) The Committee may, from time to time, establish, modify or terminate one or more Investment Funds for the purpose of providing investment media for the assets of the Trust. The general investment objectives of each such Fund shall be as herein described, provided, however, that such descriptions shall be intended only as a general description of the investment purpose and objective of each such Investment Fund and shall not prohibit the Trustee or any investment manager from altering, at any given time, the specific investments held by such Investment Fund if such change is, in the opinion of such fiduciary, necessary to meet applicable standards under ERISA or would not be contrary to the general purpose of such Investment Fund. The Committee is further specifically authorized to allocate, in whole or in such increments as it deems appropriate, the responsibility of asset management of one or more Investment Funds to or among the Trustee and one or more investment managers appointed pursuant to Section 6.01; provided, however, that where more than one fiduciary has been charged with the investment of a separable portion of any Investment Fund, allocations to Member's Accounts under this Article IV shall be made on the basis of the Investment Fund as a whole and no Member shall have the right to elect which such fiduciary shall manage the assets held in his Accounts.

          (e)   The Investment Funds of the Trust shall be as follows:

                (1) The "Equity Fund," which shall be invested primarily in equity securities unless the Trustee or investment manager appointed with respect to such Fund, shall, in its discretion, deem such investment balance to be imprudent under the circumstances, in which case, such Fund may be invested in non-equity securities or other property, including commercial paper, certificates of deposits and interest bearing securities and other similar investments.

                (2) The "Fixed Income Fund," which shall be invested wholly in non-equity securities such as commercial paper, certificates of deposit, commercial or government notes, bonds or other investments of a similar nature, or which may, in the Committee's discretion, be invested in whole or in part in (A) a contract issued by a legal reserve life insurance company authorized to do business in the State of Wisconsin and one or more other states providing for the guarantee of principal and the payment of interest thereon or (B) a common, pooled, diversified or consolidated fund qualified for tax exemption under the appropriate provisions of the Code, and maintained by a bank or other financial institution (including the Trustee, any investment manager or any affiliate of either) for the purpose of investing assets held in trust under plans qualified under said Code, which fund invests in one or more contracts issued by a legal reserve life insurance company authorized to do business in the State of Wisconsin and one or more other states providing for the guarantee of principal and the payment of interest thereon. Any instrument governing a fund described in

     (B) shall be deemed to be incorporated in and made a part of this Plan as fully and to all intents and purposes as if set forth herein at length. Notwithstanding anything herein to the contrary, the Fixed Income Fund shall not, in any event, be invested in equity securities such as common or preferred stock.

               (3) The "Balanced Fund," which shall be invested in a diversified portfolio of equity securities of large capitalization issues, highly rated fixed-income securities and cash-equivalent instruments, with a focus on long-term investments to attain capital growth and current income.

               (4) Such other fund or funds as the Committee may establish from time to time including, but not limited to, any common, pooled, diversified or consolidated fund qualified for tax exemption under the appropriate provisions of the Code and maintained by a bank or other financial institution (including the Trustee, any investment manager or any affiliate of either) for purpose of investing assets held in trust under plans qualified under said Code. Any instrument governing such a fund shall be deemed to be incorporated herein and made a part of this Plan and the Trust as fully and to all intents and purposes as if set forth herein at length.

          Section 4.08.   Allocation of Employer Additional Contributions.
          ---------------------------------------------------------------
Contributions made by an Employer pursuant to Section 3.09, which are attributable to a Plan Year, shall be allocated to each Employee's Employer Additional Contributions Account in accordance with the amount contributed under Section 3.09 on behalf of such Employee.

                           ARTICLE V.  BENEFITS
                           --------------------

          Section 5.01.   Retirement Benefits.   Upon attaining his
          -----------------------------------
Normal Retirement Date, a Member shall have a fully vested interest in the total amount credited to his Accounts and any subsequent additions thereto. Such Accounts shall be payable upon his Termination of Employment pursuant to Section 5.05 hereof.

          Section 5.02.   Death Benefits.   (a)  Upon the death of a Member
          ------------------------------
before he otherwise terminates employment with an Employer, the total amount then credited to his Accounts shall be payable to the Member's Beneficiary. In the event of the death of a Member after he otherwise terminates employment with an Employer but prior to the distribution of the vested benefit to which he was entitled under Section 5.01, 5.03 or 5.04, such vested benefit shall be payable to the Member's Beneficiary. Payments shall be made in accordance with Section 5.05.

          (b) A Member shall have the right to designate his Beneficiary by written direction to the Plan Administrator on a form supplied by the Plan Administrator. Such designation shall be revocable by the Member by filing a similar written direction with the Plan Administrator naming a new Beneficiary, and in case of more than one such filing, the most recent designation shall prevail. Notwithstanding the foregoing, in the event the Member is married at the time of his death, the Beneficiary shall be the Member's spouse at such time unless such spouse consented in writing to the designation of an alternative Beneficiary after notice of the spouse's rights and such consent is witnessed (i) by a Plan representative appointed by the Plan Administrator or (ii) by a notary public. In the absence of a valid designation, or, in the event the Beneficiary should predecease the Member and no contingent Beneficiary has been designated, the Beneficiary shall be deemed to be the Member's spouse, if living at the Member's death, otherwise, the Member's estate.

          Section 5.03.   Disability Benefits.  If, prior to Termination
          -----------------------------------
of Employment, a Member becomes Permanently Disabled, his participation in the Plan shall cease and he shall be entitled to, in lieu of any other benefit payable hereunder, a disability retirement benefit based upon the balance of his Accounts as well as any subsequent additions thereto. Payments to a Permanently Disabled Member shall be made in accordance with Section 5.05.

          Section 5.04.   Severance Benefits.   When a Member's employment
          ----------------------------------
is terminated for reasons other than retirement (within the meaning of Section 5.01), Permanent Disability or death, he shall be entitled to receive a severance benefit based upon the balance of his Deposits Account, his Employer Additional Contributions subaccount, and the vested portion of his Employer Matching Contributions subaccount determined in accordance with Subsection 1.01(hh) on the effective date of his Termination of Employment. Payment of severance benefits hereunder shall be made in accordance with Section 5.05.

          Section 5.05.   Payment of Benefits.   (a)  Benefits payable
          -----------------------------------
hereunder shall consist of the vested balance of the Member's Accounts.

Payment shall be made to a Member terminating pursuant to Section 5.01,
5.03 or 5.04 or a Beneficiary entitled to benefits pursuant to Section
5.02 in a lump sum within sixty (60) days after the Valuation Date coincident with or next following the event giving rise to the distribution. The value of such distribution shall be determined as of such Valuation Date.

          (b)  Notwithstanding anything herein to the contrary:

               (i) except with respect to death benefits, in the event a Member's vested benefits have ever exceeded $5,000, no lump sum distribution shall be made of such benefits without the consent of the Member to the extent required by law; but

               (ii) benefits shall commence no later than the April 1
                    after the end of the calendar year in which the Member attained age 70 1/2, even if he is still employed. Unless the member elects a lump sum or installment payout, distribution during employment shall equal the minimum amount required by Code Section 401(a)(9); and

              (iii) any death benefits shall be paid within five (5) years of the Member's death unless payments have commenced under subsection (a)(ii) above or unless the Participant's spouse is the Beneficiary, in which case the spouse can elect benefit payments pursuant to subsection (a) above.

          Section 5.06.  Payments to Minors or Incompetents.  Whenever, in
          -------------------------------------------------
the Committee's opinion, a person entitled to receive any payment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under the provisions of the Trust.

          Section 5.07.  Nonalienation of Benefits.   Benefits payable to
          ----------------------------------------
a Member or Beneficiary under the Plan shall not be subject in any manner to the claims of his creditors or others and may not be assigned or alienated and any attempt to assign or alienate such benefits shall be void. Notwithstanding the foregoing, the Plan Administrator may recognize a qualified domestic relations order with respect to child support, alimony payments, or marital property rights if such order contains sufficient information for the Plan Administrator to determine that it meets the applicable requirements of Section 414(p) of the Code. If any such order so directs, distribution of benefits to the alternate payee may be made at a time not permitted for distributions to the Participant. The Plan

Administrator shall establish written procedures concerning the notification of interested parties and the determination of the validity of such orders.

          Section 5.08   Direct Rollovers.  This Section deals with
          -------------------------------
Employees' and Beneficiaries' rights to distribution in the form of a direct rollover.

          (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Plan, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b)   Definitions.   For purposes of this Section, the following
definitions apply:

                (i)  Eligible rollover distribution:  An eligible rollover
                     ------------------------------
                     distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross ncome (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (ii)  Eligible retirement plan:  An eligible retirement
                     ------------------------
                     plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (iii)  Distributee:  A distributee includes an Employee
                     -----------
                     or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (iv)  Direct rollover:  A direct rollover is a payment by
                     --------------
                     the Plan to the eligible retirement plan specified by the distributee.

                          ARTICLE VI.  ADMINISTRATION
                          ---------------------------

          Section 6.01.   Allocation of Responsibility Among Fiduciaries
          -------------------------------------------------------------
for Plan and Trust Administration.  The Board, Committee, Plan Administrator
----------------------------------
and Trustee shall be "Named Fiduciaries" within the meaning of Section 402(a)(2) of ERISA. The Named Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the trust agreement. In general the Board shall have the sole authority to appoint and remove the members of the Committee, and to amend or terminate the Plan in whole or in part. The Committee shall be responsible for the general administration of the Plan, for appointing and removing the Plan Administrator, Trustee and any investment managers, for monitoring the performance of the Plan Administrator, Trustee and any investment managers, and for determining a funding policy and investment objectives for the Plan. The Plan Administrator shall have the responsibility for the administration of this Plan, which responsibility is specifically described in this Plan. The Trustee shall have the sole responsibility for the administration of the trust agreement and the management of the assets held thereunder, except to the extent such responsibility is delegated to any investment managers in accordance with such trust agreement. Each Named Fiduciary may rely upon any direction, information or action of any other Named Fiduciary as being proper, and is not required to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each Named Fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Named Fiduciary. An individual may serve in more than one fiduciary capacity hereunder.

          Section 6.02   Administrative Committee.  (a)  The general
          ----------------------------------------
responsibility for carrying out the provisions of the Plan shall be placed in an Administrative Committee ("Committee") of not less than three officers, directors, or employees of the Employers or any Affiliate thereof appointed from time to time by the Board. The Committee may appoint from its number such officers and/or subcommittees with such powers as it shall determine and may authorize one or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf. The Committee may designate and allocate any fiduciary responsibility to one or more of its members or to any other person or persons. It may retain counsel, employ agents and provide for clerical, accounting and actuarial services as it may require. The foregoing sentence shall in no way affect the duty and obligation of the Plan Administrator to retain such services in connection with the carrying out of his duties and to designate an enrolled actuary and independent, qualified public accountant as provided in Section 6.05 hereof.

               (b) The Committee shall hold meetings upon such notice, at such place and at such times as it may from time to time determine.
A meeting may be held in any manner as may be determined by the Committee, but in any event, where all members are not physically present, the actions ofthe Committee shall be reduced to writing and sent to all members within ten (10) days of the date of such meeting.

               (c) A majority of the Committee shall constitute a quorum, and any action which the Plan authorizes or requires the Committee to take shall require the written approval or the affirmative vote of a majority of its members.

               (d) Members of the Committee shall not be paid any compensation from the assets of the Plan.

               (e) Subject to the provisions of the Plan, the Committee may from time to time establish rules for the transaction of its business. The determination of the Committee as to any disputed question pertaining to the Plan shall be conclusive.

               (f) Any member of the Committee may resign by delivering his written resignation to the Board. Any member of the Committee may be removed by the Board, and such removal shall be effective at such time as is provided for by the Board. Notice of such removal shall be conveyed to the member so removed in the manner provided by the Board.

               (g) In addition, the Committee shall have the following specific duties and responsibilities under the Plan:

                    (i) To designate one person (and if it so elects remove and appoint another), to be the "Plan Administrator" within the meaning of Section 3(16)(A) of ERISA;

                    (ii) To determine a funding policy and investment objectives; provided, however, that in accomplishing the foregoing, the Committee shall not be deemed to be superseding, restricting or otherwise modifying the exclusive investment authority and discretion that may have been delegated to the Trustee or any investment managers;

                    (iii) To adopt such procedures as the Committee may deem appropriate and advisable to monitor and review the performance of any investment managers so as to determine whether the Plan assets have been managed in accordance with the funding policy and objectives established by the Committee and with the requirements relating to the fiduciary duties and responsibilities to exercise prudence, to diversify investment of Plan assets and to refrain from engaging in certain "prohibited transactions" that are detailed in ERISA;

                     (iv) To obtain such periodic written reports or other accounting as the Committee may desire from such investment managers in regard to the performance of their respective delegated duties and responsibilities and to meet semi-annually, or at such other intervals as the Committee may determine, with such investment managers for the purpose of reviewing and evaluating such reports or other accountings with them;

                     (v) To prepare a written report with respect to the Committee's review and evaluation of the performance of such investment managers, including therein any findings and conclusions of the Committee concerning the propriety and/or advisability of either retaining or removing and replacing any such investment manager, such report to be made at least annually and at such other time that the Committee deems necessary and advisable; and

                     (vi)  To monitor the performance of the Plan
                           Administrator on an annual or more frequent basis as the Committee deems necessary and advisable.

          Section 6.03   Plan Administrator.  The Plan Administrator shall
          ----------------------------------
be responsible for the day-to-day administration of the Plan and the duties and obligations imposed on the Plan Administrator by ERISA, except to the extent these duties are specifically allocated otherwise by the Plan or the Plan Administrator. The Plan Administrator shall serve at the pleasure of the Committee. The resignation of the Plan Administrator shall be effective upon the delivery of his written resignation to the Committee. Upon the Plan Administrator's death, resignation or removal, the Committee shall name his successor.

          Section 6.04   Authority of Plan Administrator.  Unless otherwise
          -----------------------------------------------
specifically provided herein, the Plan Administrator shall have full and complete authority to:

                     (i) Interpret and apply all provisions of the Plan, including without limitation, the power to determine who is a Participant in the Plan, whether each such Participant is Vested, and whether any Participant or Beneficiary is entitled to benefits hereunder;

                     (ii) Formulate, issue and apply rules and regulations which are consistent with the terms and provisions of the Plan and the requirements of applicable law;

                     (iii)   Make appropriate determinations and calculations
                            and direct the Trustee to pay benefits accordingly;

                     (iv)    Prescribe and require the use of appropriate forms;

                     (v)   Prepare all reports which may be required by law;
                            and

                     (vi)  Inform the Trustee of anticipated contributions and
                            benefit payments in order to aid in the
                            establishment of an investment policy with respect to the assets of the Plan.

The Plan Administrator shall exercise any authority allocated to him hereunder in any manner consistent with ERISA and the applicable provisions of the Plan.

          Section 6.05   Use of Professional Services.  The Plan Administrator
          --------------------------------------------
may allocate fiduciary duties to any other person or persons. He may employ agents and provide for clerical services as he may require, and, subject to the approval of the Committee, retain counsel.

          Section 6.06   Fees and Expenses.  Where the Plan Administrator
          ---------------------------------
utilizes services as provided in Section 6.05, he shall review the fees and other cost for these services and shall authorize the payment of such fees and costs. Such fees and costs and other expenses incurred or authorized by the Plan Administrator shall be paid by the Employers or from the Plan assets as determined by the Committee.

          Section 6.07.   Claims Procedure.  A Participant or Beneficiary
          --------------------------------
may file with the Plan Administrator a claim with respect to a benefit payable from the Plan. Any such claim shall be filed in writing stating the nature of the claim, the facts supporting the claim, the amount claimed and the name and address of the claimant. The Plan Administrator, within ninety (90) days (or 180 days if special circumstances require an extension of time for processing the claim and the Plan Administrator notifies the claimant of such extension prior to ninety (90) days from the date of the initial filing of the claim) after receipt of the notice, shall render a written decision on the claim. If the claim shall be denied, either in whole or in part, the decision shall include the specific reason or reasons for the denial; specific reference to the pertinent Plan provision or provisions which is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation why the information or material is necessary; and appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to appeal the Plan Administrator's decision. The claimant may file with the Plan Administrator, within sixty (60) days after receiving such notification from him, a written notice of request for review of the Plan

Administrator's decision.  The review shall be made by the Committee.
In order that the Committee may expeditiously decide such appeal, the written notice of appeal should contain (i) a statement of the ground(s) for the appeal, (ii) a specific reference to the pertinent Plan provision or provisions on which the appeal is based, (iii) a statement of the argument(s) and authority (if any) supporting each ground for the appeal, and (iv) any other pertinent documents or comments which the claimant desires to submit in support of his appeal. The Committee shall render a written decision on the claim which shall include the specific reasons for the decision and a reference to the pertinent Plan Provisions on which the decision was based within sixty (60) days (or 120 days if special circumstances require an extension of time for processing the claim and the Plan Administrator notifies the claimant of such extension prior to sixty (60) days from the date of the initial filing of the claim) after receipt of the documents requested for review. A copy of the Committee's decision shall be mailed promptly to the claimant. If a Participant or Beneficiary shall not file written notice with the Plan Administrator or the Committee at the times set forth above, the Participant or Beneficiary shall have waived all benefits other than as set forth in the notice from the Plan Administrator.

          The foregoing claims procedure shall be the only method by which claims of Participants, former Participants or Beneficiaries shall be decided under this Plan. Oral communications by potential claimants to the Plan Administrator or his delegate shall have no force and effect hereunder.

          Section 6.08.   Trustee's Responsibilities.  The duties, authority
          ------------------------------------------
and responsibility of any Trustee, insurance company, investment manager or other person handling all or any part of the Plan assets shall include and be limited to the duties, authority, and responsibility expressly set forth in a written agreement between the Committee or Company and any such Trustee, insurance company, investment manager or other person.

          Section 6.09.   Fiduciary Insurance and Indemnification.
          -------------------------------------------------------
The Company or any affiliated corporation shall maintain and keep in force such insurance as the Plan Administrator shall, subject to the approval of the Committee, determine to insure and protect the directors, officers, employees of the Company or any affiliate thereof and any appropriately authorized delegates or appointees of them against any and all claims, damages, liability, loss, cost or expense (including attorneys fees) arising out of or resulting from (including failure to act with respect to) any responsibility, duty, function or activity of any such person in relation to the Plan, including without limitation, the Committee, the members of the Committee, the Plan Administrator and directors, officers and employees of the Employers or any subsidiary or affiliate thereof performing responsibilities, duties, functions, and/or actions at the direction or under the authority of any of the foregoing.

          In lieu of and/or as a supplement and in addition to the insurance referred to in the foregoing sentence, the Employers and any affiliated corporation shall indemnify and hold harmless its directors, officers and employees against any and all claims, damages, liability, loss, cost or expense (including attorneys fees) arising out of or resulting from (including failure to act with respect to) any responsibility, duty, function or activity of any such person in relation to the Plan (or trust agreement, if applicable) including without limitation the Committee, the members of the Committee, the Plan Administrator, and directors, officers and employees of the Employers or any affiliate thereof performing responsibilities, duties, functions and/or actions at the direction or under the authority of any of the foregoing; provided, however, that no such indemnification shall extend to any matter as to which it shall have been adjudged by any court of competent jurisdiction that such person or persons have acted in bad faith or was guilty of gross negligence in the performance of his or their duties unless such Court shall, in view of all the circumstances of the case, determine that such person is fairly and reasonably entitled to indemnification.

          Section 6.10.  Agent for Service of Process.  The Plan
          -------------------------------------------
Administrator is hereby designated as the agent for service of legal process with respect to all matters pertaining to the Plan.

          Section 6.11.   Allocation of Fiduciary Responsibility.
          ------------------------------------------------------
This Article VI provides for "Named Fiduciaries" as required by Section 402(a)(1) of ERISA and a procedure for the allocation of responsibilities as required by Section 402(b)(2) of ERISA. If the Board or Committee allocates responsibility as herein provided, such Named Fiduciaries shall not be responsible for the actions of the person(s) to whom the responsibility is allocated except as provided in Section 405(c)(2) of ERISA. However, if the Plan Administrator delegates duties hereunder, such delegation shall be made subject to the express condition that the Plan Administrator retains full and exclusive authority over and responsibility for any activities of such person or persons.

          Section 6.12.   Selection of Investment Managers.  If the
          ------------------------------------------------
Committee appoints one or more investment managers pursuant to Section 6.01 hereof, upon the acceptance by the investment manager of the fiduciary duty incident to such appointment, such manager shall be solely liable for all investment actions taken concerning the Plan assets which are subject to his management. The Committee shall monitor the investment performance of the investment manager(s) with respect to the Plan assets in accordance with the procedure set forth in Section 6.02 hereof.

          Section 6.13.   Liability for Breach of Co-Fiduciary.
          ----------------------------------------------------
The members of the Board and the Committee and the Plan Administrator, shall not be liable for the acts of commission or omission of another fiduciary unless (i) such member knowingly participated or knowingly attempted to conceal the act or omission of another fiduciary and he knew the act or omission was a breach of fiduciary responsibility by the other fiduciary; or (ii) such member has knowledge of a breach by the other fiduciary and shall not make reasonable efforts to remedy the breach; or (iii) such member's breach of his own fiduciary responsibility permitted the other fiduciary to commit a breach.

          Section 6.14.  Communications.  All requests, appeals,
          -----------------------------
elections and other communications to the Plan Administrator shall be in writing and shall be made by transmitting the same via the U.S. Mail, certified, return receipt requested, addressed as follows:

               Marathon Electric Manufacturing Corporation
               Post Office Box 8003
               100 East Randolph Street
               Wausau, Wisconsin  54402-8003

               Attention:  Plan Administrator

                  ARTICLE VII.  RIGHTS RESERVED BY EMPLOYER
                  -----------------------------------------

          Section 7.01.  Employer's Interest in Plan.  The Plan is created
          -------------------------------------------
and shall be maintained for the exclusive benefit of Members and their Beneficiaries as a qualified Plan under Section 401(a) and 501(a) of the Code. Subject to the provisions of Section 3.07, in no event shall the Employers have any right, claim, or beneficial or reversionary interest in any assets of the Plan.

          Section 7.02.  Amendment.  The Company reserves the right, by
          ------------------------
action of its officers, to amend the Plan at any time, and from time to time, effective as of any specified current, prior, or later date; provided, however, that no such amendment shall vest an Employer with any right, title or interest in or to the assets of the Plan, divest Members or their Beneficiaries of any credits to their Accounts (except to the extent necessary to conform the Plan to the requirements of any applicable future legislation, rule of law, or regulations), eliminate an optional form of distribution for a previously accrued benefit or allow any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Members and their Beneficiaries within the meaning of the Code.

          Section 7.03.   Termination.  (a)  The Plan shall continue
          ---------------------------
until terminated under the provisions of this Section 7.03. The Company reserves the right to terminate the Plan by action of its officers and by giving prior written notice to that effect to the Trustee. In the event that the Company shall be judicially declared bankrupt or insolvent or shall be dissolved, the Plan shall terminate immediately unless provision is made for a successor to the Company to continue the Plan, in which event such successor shall be substituted for the Company hereunder.

          (b) Upon the termination or partial termination of the Plan or in the event that contributions to the Plan are discontinued, the interest of each Member included by such event shall be fully vested and nonforfeitable and benefits shall be distributed in accordance with Article V as if the Plan had continued in existence, and, for purposes of effecting such distribution, the Trust shall continue as a legal entity at least until all such vested benefits have been distributed. In the event that contributions to the Plan are discontinued as a result of merger or consolidation of the Company with one or more other corporations, and the interest of each Member who elects to continue as an Employee of the successor corporation is transferred to an employee benefit plan established by such successor corporation, pursuant to the provisions of Section 8.02, such transfer of Participant's Accounts shall not be deemed to be a termination of the Plan.

           (c) An Employer may terminate its participation in the Plan by action of its board of directors.

                    ARTICLE VIII.  SUCCESSOR EMPLOYER AND
                    -------------------------------------
                       MERGER OR CONSOLIDATION OF PLANS
                       --------------------------------

          Section 8.01.  Successor Employer.  In the event of the dissolution,
          ---------------------------------
merger, consolidation or reorganization of an Employer, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of all obligations of the Employer by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the
Plan.
          Section 8.02.   Merger or Transfer of Plan Assets.  In the event
          ------------------------------------------------
of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to another trust held under any other employee benefit plan maintained or to be established for the benefit of all or some of the Members of the Plan, the assets of the Trust applicable to such Members shall be transferred to the trust of the other plan only if:

          (a) Each Member would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated;

          (b) Resolutions of the Board of Directors of the Company under the Plan, or of any new or successor employer of the affected Members, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption in the new employer s plan, and

          (c) Such other plan and trust are qualified under Section 401(a) and 501(a) of the Code.

          Section 8.03.  Adoption of Plan by Affiliate.  In the event
          --------------------------------------------
the Company and an Affiliate desire to include the Affiliate as an Employer, such Affiliate shall become a party to the Plan after:

          (a) adoption of the Plan by its board of directors for the benefit of its eligible Employees, effective as of the date specified in such adoption;

          (b) appropriate action by the Board of Directors of the Company authorizing such adoption;

          (c) filing with the Committee a certified copy of such resolutions to that effect, and such other instrument or instruments as the Committee may require; and

          (d) the Committee's filing with the Trustee of a copy of such resolutions, together with a certified copy of a resolution of the Committee approving such adoption.

                         ARTICLE IX.  MISCELLANEOUS
                         --------------------------

          Section 9.01.  Nonguarantee of Employment.  Nothing contained in
          -----------------------------------------
the Plan shall be construed as a contract of employment between any Employer and any Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of the Employers to discharge any of their Employees, with or without cause.

          Section 9.02.   Action by Company.  Any action by the Company
          ---------------------------------
under this Trust may be by resolution of its Board of Directors, or by any officer or officers duly authorized by resolution of said Board to take such action.

          Section 9.03.   Plan Binding on Successors.  The Plan shall be
          ------------------------------------------
binding upon all persons entitled to benefits hereunder, and upon their respective heirs and legal representatives; upon the Employers, their successors and assigns; and upon the Trustee and any successor or additional Trustees.

          Section 9.04.   Construction.  Except when otherwise indicated
          ----------------------------
by the context, any masculine terminology herein shall also include feminine, and the definition of any term herein in singular shall also include the plural.

          Section 9.05.   Titles.  Article and Section titles are included
          ----------------------
for reference purposes only, and in the event of a conflict between a title and its respective text, the text shall control.

          Section 9.06.   Form of Written Notice.  Whenever written notice
          --------------------------------------
by a Member or Beneficiary is required, such notice shall be effective only if given on a form provided or approved by the Plan Administrator.

          Section 9.07.   Top-Heavy Restrictions.  (a)  Notwithstanding any
          --------------------------------------
provision to the contrary herein, in accordance with Code Section 416, if the Plan is a top-heavy plan for any Plan Year, then the provisions of this Section shall be applicable. The Plan is top-heavy for a Plan Year if as of its determination date (i.e. the last day of the preceding Plan Year or the last day of the Plan s first Plan Year, whichever is applicable), the total present value of the accrued benefits of key employees (as defined in Code Section 416(i)(1) and applicable regulations) exceeds sixty percent (60%) of the total present value of the accrued benefits of all employees under the plan (excluding those of former key employees and employees who have not performed any services during the preceding five (5) year period) (as such amounts are computed pursuant to Section 416(g) and applicable regulations using a five percent (5%) interest assumption and a 1971 GAM mortality assumption) unless such plan can be aggregated with other plans maintained by the applicable controlled group in either a permissive or required aggregation group and such group as a whole is not top-heavy. Any nonproportional subsidies for early retirement and benefit options are counted assuming commencement at the age at which they are most valuable. In addition, a plan is top-heavy if it is part of a required aggregation group which is top-heavy. Any plan of a controlled group may be included in a permissive aggregation group as long as together they satisfy the Code 401(a)(4) and 410 discrimination requirements. Plans of a controlled group which must be included in a required aggregation group include any plan in which a key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated) and any plan which enables such a plan to meet the Section 401(a)(4) or 410 discrimination requirements. The present values of aggregated plans are determined separately as of each plan s determination date and the results aggregated for the determination dates which fall in the same calendar year. "A controlled group" for purposes of this Section includes any group employers aggregated pursuant to Code Sections 414(b),
(c) or (m). The calculation of the present value shall be done as of a valuation date which for a defined contribution plan is the determination date and for a defined benefit plan is the date as of which funding calculations are generally made within the twelve month period ending on the determination date. Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under
(i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

          (b) If a defined contribution plan is top-heavy in a Plan Year, non-key employee participants who have not separated from service at the end of such Plan Year will receive allocations of employer contributions and forfeitures at least equal to the lesser of three percent (3%) of compensation (as defined in Code Section 415) for such year or the percentage of compensation allocated on behalf of the key employee for whom such percentage was the highest for such year (including any salary reduction contributions). If a defined benefit plan is top-heavy in a Plan Year and no defined contribution plan is maintained, the employer-derived accrued benefit on a life only basis commencing at the normal retirement age of each non-key employee shall be at least equal to a percentage of the highest average compensation for five consecutive years, excluding any years after such Plan permanently ceases to be top-heavy, such percentage being the lesser of (i) twenty percent (20%) or (ii) two percent (2%) times the years of service after December 31, 1983 in which a Plan Year ends in which the Plan is top-heavy. If the controlled group maintains both a defined contribution plan and a defined benefit plan which cover the same non-key employee, such employee will be entitled to the defined benefit plan minimum and not to the defined contribution plan minimum.

           (c) If the controlled group maintains a defined benefit plan and a defined contribution plan which both cover one or more of the same key employees, and if such plans are top-heavy, then the limitation stated in a separate provision of this Plan with respect to the Code Section 415(e) maximum benefit limitations shall be amended so that a 1.0 adjustment on the dollar limitation applies rather than a 1.25 adjustment. This provision shall not apply if the Plan is not "super top-heavy" and if the minimum benefit requirements of this Section are met when two percent (2%) is changed to three percent (3%) and twenty percent (20%) is changed to an amount not greater than thirty percent (30%) which equals twenty percent (20%) plus one percent (1%) for each year such plan is top-heavy. A plan is "super top-heavy" if the ratio referred to in subsection (a) above results in a percentage in excess of ninety percent 90%) rather than a percentage in excess of sixty percent (60%).

          (d) If the Plan is top-heavy in a Plan Year, the vesting schedule shall automatically be amended for any employee employed on the first day of such year or thereafter so that the vested percentage for employer-derived benefits is equal to the greater of the vesting provided under other provisions of the Plan or the following schedule:

           Years of Service          Nonforfeitable Percentage
           ----------------          -------------------------

                  1                              0%
                  2                             20%
                  3                             40%
                  4                             60%
                  5                             80%
                  6 or more                    100%

where "years of service" means the years credited for vesting purposes under the Plan or, if greater, the years required to be counted under Code
Section 411 and applicable regulation thereto. If the Plan thereafter ceases to be top-heavy for a Plan Year, the vesting schedule above shall be disregarded and the original schedule applied, except with respect to any Participant with three (3) or more years of service and except that no Participant's vested percentage as of the end of the prior year shall be decreased. Any non-vested Participant who acquires a vested interest in the employer-derived benefit by operation of the amended vesting schedule shall not be subject thereafter to a cancellation of service. Notwithstanding anything in this Section to the contrary, the amendment of the vesting schedule pursuant to this subsection shall not affect the calculation of benefit amounts or the determination of benefit commencement dates hereunder.

          Section 9.08.   Prior Plans.  Effective January 1, 1995, this
          ---------------------------
Plan shall assume the assets and liabilities with respect to the Marathon Electric Wausau Hourly 401(k) Savings Plan and the Marathon Electric - York 401(k) Savings Plan (as applied to hourly employees). The provisions of this Plan also apply to such prior plans for the period prior to January 1, 1995, except for the special eligibility and contribution provisions applicable to such employees and reflected herein as of January 1, 1995, and except that salaried employees at the York, Pennsylvania location also participated in the York Plan.